First Citizens BancShares, Inc. Second Quarter 2026 Earnings Conference Call July 23, 2026

2 Table of Contents Pages Section I – Second Quarter Overview & Strategic Priorities 4 – 6 Section II – Second Quarter 2026 Financial Results 7 – 26 Financial Highlights 8 – 9 Earnings Highlights 10 Net interest income, margin and betas 11 – 13 Noninterest income and expense 14 – 15 Balance Sheet Highlights 16 Loans and Leases 17 – 18 Deposits 19 – 20 SVB Commercial Funding Trends 21 Funding Mix 22 Credit Quality Trends and Allowance 23 – 24 Capital & Share Repurchase Plan Update 25 – 26 Section III – Financial Outlook 27 – 28 Section IV – Appendix 29 – 41 Section V – Non-GAAP Reconciliations 42 – 50

3 Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs, retaliatory tariff measures, trade barriers on trading partners, and supply chain disruptions), political (including impacts of any U.S. government shutdown), geopolitical events (including conflicts or developments in Ukraine, the Middle East and Latin America), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the effect of technological change, including artificial intelligence and digital assets, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums, changes in regulatory capital requirements, or limitations on credit card interest rates, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, changes or enhancements BancShares implements with respect to risk management, technology, personnel, financial service offerings, or other areas, and the risks associated with BancShares’ previously completed acquisition transactions, the pending acquisition of branches from BMO Bank N.A., or any future transactions. BancShares’ 2025 Share Repurchase Plan announced in July 2025 (“2025 SRP”) allows BancShares to repurchase shares of its Class A common stock through 2026. BancShares is not obligated under the 2025 SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased under the 2025 SRP will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation in Section V of this presentation. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications See Section IV entitled Appendix for information on reclassifications. Important Notices

Second Quarter Overview & Strategic Priorities Section I

5 Second Quarter 2026 Snapshot Key Highlights: ■ Strong financial results: • EPS, ROE and ROA results improved over the prior quarter and exceeded expectations. • Sequential expansion in EPS and return metrics driven by higher PPNR (1) and a credit-related reserve release. • Net revenue expansion outpaced expense growth, improving operating efficiency. ■ Strategic balance sheet management: • Balance sheet momentum continued with solid growth in both period end and average loan and deposit balances. • Accomplished off-balance sheet client funds growth on both a period end and average basis. • Continued progress on the FDIC Purchase Money Note, prepaying another $2.5 billion during the quarter. • Issued $750 million of senior bank notes in June. ■ Prudent capital management: • Repurchased $600 million in Class A common shares in the second quarter. Since plan inception in July 2024, we have repurchased $6.3 billion or 23.7% of Class A common shares. (3) Financial Results: Adjusted EPS (1) $57.09 Adjusted ROE / ROA (1) 12.94% / 1.18% NIM 3.10% Adjusted Efficiency Ratio (1) 60.05% Loan Growth (EOP / Avg) (2) 1.6% / 0.7% Deposit Growth (EOP / Avg) (2) 1.5% / 2.8% CET1 Ratio (4) 10.77% (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Loan and deposit growth percentages are current quarter compared to the linked quarter. (3) Total repurchases include those since inception of the plan in July 2024 through July 21, 2026. Refer to Share Repurchase Plan Update page for additional details. (4) The CET1 ratio represents a BancShares ratio and is preliminary pending completion of quarterly regulatory filings.

6 Strategic Priorities • Expand and grow our capabilities and products while harnessing the scale of the enterprise and maintaining a client- first focus. Client Focus • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Talent & Culture • Optimize processes and systems to reduce organizational complexity and maximize productivity. Operational Efficiency • Manage our balance sheet prudently to optimize our funding and liquidity profile while driving core deposit growth and enhancing returns. Balance Sheet Optimization Risk Management

Second Quarter 2026 Financial Results Section II

8 2Q26 Financial Results - Takeaways EPS, ROE and ROA improved over first quarter results and exceeded our expectations.1 Returned $600 million in capital to shareholders through the repurchase of Class A common stock. 8 Prepaid an additional $2.5 billion of the FDIC Purchase Money Note. 7 NII and NIM remained resilient, successfully offsetting higher interest-bearing deposit balances and rates. 2 Expense growth was muted, driving results to the low end of our guidance range.3 Credit quality remained resilient, as the NCO ratio improved by 1 basis point sequentially, outperforming our guidance range. 6 Loans grew $2.3 billion or by 1.6% over the linked quarter, led by Global Fund Banking. 4 Deposits increased $2.6 billion or by 1.5% over the linked quarter driven primarily by growth in the Direct Bank, supplemented by brokered deposits. 5

9 2Q26 1Q26 2Q25 EPS (basic and diluted) $ 55.52 $ 57.09 $ 42.63 $ 44.86 $ 42.36 $ 44.78 ROE 12.58% 12.94% 9.88% 10.39% 10.41% 11.00 % ROTCE (non-GAAP) 12.92 13.28 10.14 10.67 10.69 11.30 ROA 1.15 1.18 0.93 0.97 1.01 1.07 PPNR ROA (non-GAAP) 1.50 1.53 1.35 1.41 1.54 1.64 NIM 3.10 3.10 3.09 3.09 3.26 3.26 NIM, ex PAA (non-GAAP) 3.01 3.01 3.01 3.01 3.14 3.14 NCO ratio 0.29 0.29 0.30 0.30 0.33 0.33 Efficiency ratio 63.75 60.05 66.41 62.13 63.22 57.92 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Note – Adjusted columns, ROTCE, PPNR ROA and NIM, ex PAA represent non-GAAP measures: see Section V entitled Non-GAAP Reconciliations.

10

Quarterly Earnings Highlights

($ in millions)

Reported	2Q26	1Q26	2Q25	2Q26 vs 1Q26 (1) $	2Q26 vs 1Q26 (1) %	2Q26 vs 2Q25 (1) $	2Q26 vs 2Q25 (1) %
				Increase (decrease)			
Net interest income	$ 1,656	$ 1,621	$ 1,695	$ 35	2.2 %	$ (39)	(2.3)%
Noninterest income	776	692	678	84	12.1	98	14.5
Net revenue	**2,432**	**2,313**	**2,373**	**119**	**5.1**	**59**	**2.5**
Noninterest expense	1,551	1,536	1,500	15	0.9	51	3.3
Pre-provision net revenue (2)	**881**	**777**	**873**	**104**	**13.4**	**8**	**1.0**
(Benefit) provision for credit losses	(10)	72	115	(82)	(113.9)	(125)	(108.7)
Income before income taxes	**891**	**705**	**758**	**186**	**26.4**	**133**	**17.6**
Income tax expense	219	171	183	48	27.6	36	19.6
Net income	**672**	**534**	**575**	**138**	**26.1**	**97**	**17.0**
Preferred stock dividends	32	26	14	6	27.2	18	123.2
Net income available to common stockholders	**$ 640**	**$ 508**	**$ 561**	**$ 132**	**26.0 %**	**$ 79**	**14.2 %**

Adjustments for notable items	2Q26	1Q26	2Q25
Noninterest income	$ (190)	$ (172)	$ (165)
Noninterest expense	(205)	(206)	(221)
Income tax expense	(4)	8	24

Adjusted (Non-GAAP) (2)	2Q26	1Q26	2Q25	2Q26 vs 1Q26 (1) $	2Q26 vs 1Q26 (1) %	2Q26 vs 2Q25 (1) $	2Q26 vs 2Q25 (1) %
				Increase (decrease)			
Net interest income	$ 1,656	$ 1,621	$ 1,695	$ 35	2.2 %	$ (39)	(2.3)%
Noninterest income	586	520	513	66	13.0	73	14.4
Net revenue	**2,242**	**2,141**	**2,208**	**101**	**4.7**	**34**	**1.5**
Noninterest expense	1,346	1,330	1,279	16	1.3	67	5.3
Pre-provision net revenue (2)	**896**	**811**	**929**	**85**	**10.5**	**(33)**	**(3.6)**
(Benefit) provision for credit losses	(10)	72	115	(82)	(113.9)	(125)	(108.7)
Income before income taxes	**906**	**739**	**814**	**167**	**22.6**	**92**	**11.2**
Income tax expense	215	179	207	36	20.6	8	3.8
Net income	**691**	**560**	**607**	**131**	**23.3**	**84**	**13.8**
Preferred stock dividends	32	26	14	6	27.2	18	123.2
Net income available to common stockholders	**$ 659**	**$ 534**	**$ 593**	**$ 125**	**23.1 %**	**$ 66**	**11.1 %**

First Citizens BancShares

(1) Percent change is calculated using unrounded numbers and therefore may not recalculate precisely using the displayed rounded amounts.
(2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

11

Net interest income and margin

($ in millions)


$35 million & 1 bp
$1,695
$1,734
$1,722
$1,621
$1,656
3.26%
3.26%
3.20%
3.09%
3.10%
2Q25
3Q25
4Q25
1Q26
2Q26
NII
NIM


$26 million & 0 bps
$1,629
$1,673
$1,673
$1,582
$1,608
3.14%
3.15%
3.11%
3.01%
3.01%
2Q25
3Q25
4Q25
1Q26
2Q26
NII, ex PAA (Non-GAAP) (1)
NIM, ex PAA (Non-GAAP) (1)

	2Q26			1Q26			2Q25			Change vs 1Q26			Change vs 2Q25		
	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate
Loans and leases (2) (3)	$149,275	$ 2,253	6.05 %	$148,666	$ 2,206	6.01 %	$140,699	$ 2,270	6.47 %	$ 609	$ 47	0.04 %	$ 8,576	$ (17)	(0.42)%
Investment securities and reverse repos	43,214	401	3.72	42,062	384	3.67	44,172	419	3.79	1,152	17	0.05	(958)	(18)	(0.07)
Interest-earning deposits at banks	21,501	197	3.67	21,824	196	3.64	23,304	256	4.40	(323)	1	0.03	(1,803)	(59)	(0.73)
Total interest-earning assets (3)	**$213,990**	**$ 2,851**	**5.34 %**	**$212,552**	**$ 2,786**	**5.30 %**	**$208,175**	**$ 2,945**	**5.67 %**	**$ 1,438**	**$ 65**	**0.04 %**	**$ 5,815**	**$ (94)**	**(0.33)%**
Interest-bearing deposits	$129,385	$ 881	2.73 %	$125,203	$ 833	2.70 %	$118,582	$ 894	3.02 %	$ 4,182	$ 48	0.03 %	$ 10,803	$ (13)	(0.29)%
Total borrowings	33,229	314	3.78	35,334	332	3.76	38,379	356	3.71	(2,105)	(18)	0.02	(5,150)	(42)	0.07
Total interest-bearing liabilities	**$162,614**	**$ 1,195**	**2.95 %**	**$160,537**	**$ 1,165**	**2.93 %**	**$156,961**	**$ 1,250**	**3.19 %**	**$ 2,077**	**$ 30**	**0.02 %**	**$ 5,653**	**$ (55)**	**(0.24)%**
Net interest income		**$ 1,656**			**$ 1,621**			**$ 1,695**			**$ 35**			**$ (39)**	
Net interest spread (3)			**2.39 %**			**2.37 %**			**2.48 %**			**0.02 %**			**(0.09)%**
Net interest margin (3)			**3.10 %**			**3.09 %**			**3.26 %**			**0.01 %**			**(0.16)%**

Note – Certain items above do not precisely recalculate as presented due to rounding.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Loans and leases include nonaccrual loans and loans held for sale. Interest income on loans and leases includes loan PAA income and loan fees.
(3) The average balances and yields for loans and leases are calculated net of average credit balances of factoring clients to appropriately reflect the interest-earning portion of factoring receivables.

12 3.26% 0.17% 0.14% 0.10% (0.25)% (0.12)% (0.11)% (0.05)% (0.04)% 3.10% 2Q25 Deposit rate Loan volume Debt volume Loan yield FFS yield / volume Deposit volume Investment yield / volume PAA 2Q26 2Q25 to 2Q26 (-16 bps) NIM Rollforward 3.09% 0.04% 0.01% 0.01% 0.01% (0.04)% (0.02)% 3.10% 1Q26 Debt volume Investment yield / volume Loan yield / volume PAA Deposit volume Deposit rate 2Q26 1Q26 to 2Q26 (1 bp)

13 Deposit Betas Highlights • Our total cumulative deposit beta in the tightening cycle peaked in August 2024 prior to the September rate cuts. • Deposit betas are currently modeled to have a portfolio average of approximately 35%-40% over the twelve-month forecast horizon, including 45%-50% for interest-bearing non-maturity deposits. • Mid/higher beta categories: ◦ > 30% beta on Direct Bank and SVB Commercial money market, savings and time deposit accounts. ◦ 20% to 30% beta on Branch Network commercial money market accounts and Community Association Banking checking with interest and money market accounts. • Lower beta categories: ◦ 0% to 20% beta on total noninterest bearing deposits and Branch Network consumer money market accounts, checking with interest and savings accounts. 23% 30% 37% 42% 45% 46% 47% 12% 20% 34% 39% 39% 38% 35% 34%31% 46% 53% 58% 61% 63% 64% 16% 26% 49% 56% 56% 52% 50% 49% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 - Jul/Aug 3Q24 - Sep 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Tightening Cycle Easing Cycle Terminal beta 42% 43% 42% 42% 41% 58% 57% 58% 58% 59% Mid/higher beta categories Lower beta categories 2Q25 3Q25 4Q25 1Q26 2Q26 Total Deposits Actual cumulative beta Actual cumulative beta IBD

14

Noninterest income

($ in millions)


$678
$165
$513
2Q25
$699
$181
$518
3Q25
$715
$186
$529
4Q25
$692
$172
$520
1Q26
$776
$190
$586
2Q26
Adjusted (Non-GAAP) (1)
Notable items (2)

Noninterest income	2Q26	1Q26	4Q25	3Q25	2Q25	Increase (decrease) 2Q26 vs 1Q26 $	2Q26 vs 1Q26 %	2Q26 vs 2Q25 $	2Q26 vs 2Q25 %
Total reported noninterest income	**$ 776**	**$ 692**	**$ 715**	**$ 699**	**$ 678**	**$ 84**	**12.1 %**	**$ 98**	**14.5 %**
Notable items (2)	**190**	**172**	**186**	**181**	**165**	**18**	**10.5**	**25**	**15.2**
Total adjusted noninterest income (1)	**$ 586**	**$ 520**	**$ 529**	**$ 518**	**$ 513**	**$ 66**	**13.0 %**	**$ 73**	**14.4 %**
Adjusted rental income on operating lease equipment (1)	$ 112	$ 115	$ 115	$ 108	$ 117	$ (3)	(2.3)%	$ (5)	(4.4)%
Lending-related fees	73	69	64	67	69	4	4.4	4	4.5
Deposit fees and service charges	74	70	63	61	59	4	5.1	15	24.2
Client investment fees	59	53	54	58	52	6	13.8	7	16.7
Wealth management services	62	59	61	57	55	3	4.5	7	12.3
International fees	36	35	37	34	33	1	(0.4)	3	8.3
Factoring commissions	18	17	20	18	18	1	8.1	—	—
Cardholder services, net	38	38	37	39	41	—	—	(3)	(6.6)
Merchant services, net	13	13	13	12	13	—	—	—	—
Insurance commissions	13	13	12	13	14	—	—	(1)	(9.0)
Other noninterest income	88	38	53	51	42	50	138.1	46	109.7

First Citizens BancShares

Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Refer to Section V for notable item details.

15 $1,500 $1,491 $1,572 $1,536 $1,551 $1,279 $1,279 $1,368 $1,330 $1,346 $221 $212 $204 $206 $205 2Q25 3Q25 4Q25 1Q26 2Q26 Noninterest expense ($ in millions) Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Refer to Section V for notable item details. Adjusted (Non-GAAP) (1) Notable items (2) Noninterest expense Increase (decrease) 2Q26 vs 1Q26 2Q26 vs 2Q25 2Q26 1Q26 4Q25 3Q25 2Q25 $ % $ % Total reported noninterest expense $ 1,551 $ 1,536 $ 1,572 $ 1,491 $ 1,500 $ 15 0.9% $ 51 3.3 % Notable items 205 206 204 212 221 (1) (0.5) (16) (7.2) Total adjusted noninterest expense (1) $ 1,346 $ 1,330 $ 1,368 $ 1,279 $ 1,279 $ 16 1.3% $ 67 5.3 % Personnel cost $ 836 $ 857 $ 849 $ 811 $ 810 $ (21) (2.5) % $ 26 3.2 % Net occupancy expense 59 60 61 58 61 (1) (0.9) (2) (3.3) Equipment expense 141 136 151 137 131 5 3.3 10 7.1 Professional fees 21 18 34 26 30 3 18.0 (9) (28.5) Third-party processing fees 100 93 75 67 63 7 6.4 37 56.2 FDIC insurance expense 39 38 39 38 38 1 — 1 0.9 Marketing expense 45 30 45 33 32 15 48.9 13 39.7 Other noninterest expense 105 $ 98 $ 114 $ 109 $ 114 7 10.9 (9) (4.9)

16

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	2Q26	1Q26	2Q25	Increase (decrease) 2Q26 vs 1Q26 (1) $	2Q26 vs 1Q26 (1) %	2Q26 vs 2Q25 (1) $	2Q26 vs 2Q25 (1) %
Interest-earning deposits at banks	$ 21,132	$ 23,189	$ 26,184	$ (2,057)	(35.6)%	$ (5,052)	(19.4)%
Investment securities	43,557	42,986	43,346	571	5.3	211	0.5
Loans and leases	151,034	148,692	141,269	2,342	6.3	9,765	6.9
Operating lease equipment, net (2)	9,755	9,685	9,466	70	2.9	289	3.1
Deposits	173,427	170,842	159,935	2,585	6.1	13,492	8.4
Noninterest-bearing deposits	42,475	43,606	40,879	(1,131)	(10.4)	1,596	3.9
Off-balance sheet client funds	80,624	77,794	63,897	2,830	14.6	16,727	26.2
Borrowings	32,188	33,962	38,112	(1,774)	(20.9)	(5,924)	(15.5)
Tangible common equity (non-GAAP) (3)	19,618	19,755	20,848	(137)	(2.8)	(1,230)	(5.9)
Common equity	20,135	20,283	21,415	(148)	(2.9)	(1,280)	(6.0)
Stockholders' equity	21,900	22,048	22,296	(148)	(2.7)	(396)	(1.8)

KEY METRICS	2Q26	1Q26	2Q25	Increase (decrease) 2Q26 vs 1Q26	2Q26 vs 2Q25
CET1 ratio	10.77 %	10.83 %	12.12 %	(0.06)%	(1.35)%
Book value per common share	$ 1,767.79	$ 1,735.18	$ 1,637.72	$ 32.61	$ 130.07
Tangible book value per common share (non-GAAP) (3)	1,722.35	1,689.96	1,594.38	32.39	127.97
Tangible common equity to tangible assets (non-GAAP) (3)	8.30 %	8.39 %	9.10 %	(0.09)%	(0.80)%
Loan to deposit ratio	87.09	87.04	88.33	0.05	(1.24)
ALLL to total loans and leases	0.98	1.05	1.18	(0.07)	(0.20)
Noninterest-bearing deposits to total deposits	24.49	25.52	25.56	(1.03)	(1.07)
Uninsured deposits	38 %	38 %	36 %	— %	2 %
Total liquid assets (available cash + HQLS)	$ 59,138	$ 60,722	$ 63,616	$ (1,584)	$ (4,478)
Total liquidity (liquid assets & contingent sources)	89,660	91,015	92,129	(1,355)	(2,469)
Total liquidity / uninsured deposits	138 %	139 %	159 %	(1)%	(21)%

First Citizens BancShares

Note – The above CET1 ratio represents BancShares ratio and is preliminary pending completion of quarterly regulatory filings.
(1) Percent change is calculated using unrounded numbers and therefore may not recalculate precisely using the displayed rounded amounts. The linked quarter change is annualized.
(2) Operating lease equipment, net includes $9.0 billion of rail assets as of 2Q26.
(3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

17 $141,269 $144,758 $147,930 $148,692 $151,034 $76,282 $79,533 $82,972 $84,325 $86,679 $64,987 $65,225 $64,958 $64,367 $64,355 Commercial Bank General Bank 2Q25 3Q25 4Q25 1Q26 2Q26 Note – Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals. $148,692 $2,354 $(12) $151,034 1Q26 Commercial Bank General Bank 2Q26 $149,121 $1,472 $(499) $150,094 1Q26 Commercial Bank General Bank 2Q26 Average RollforwardPeriod End Rollforward Average LoansPeriod End Loans $141,791 $142,857 $146,944 $149,121 $150,094 $76,842 $77,798 $81,620 $84,237 $85,709 $64,949 $65,059 $65,324 $64,884 $64,385 Commercial Bank General Bank Yield on loans 2Q25 3Q25 4Q25 1Q26 2Q26 6.44% 6.24% 6.01% 6.05%6.47% Loans and Leases ($ in millions) $2.3 billion or 1.6% $973 million or 0.7%

18

Loans and Leases Composition

Period End Balances ($ in millions)	2Q26	1Q26	2Q25	2Q26 vs 1Q26 (1) $	2Q26 vs 1Q26 (1) %	2Q26 vs 2Q25 (1) $	2Q26 vs 2Q25 (1) %
Branch Network & Other (2)	$ 43,847	$ 43,851	$ 43,800	$ (4)	— %	$ 47	0.1 %
Wealth & Private Banking	11,163	11,110	10,909	53	1.9	254	2.3
Mortgage	9,345	9,406	10,278	(61)	(2.6)	(933)	(9.1)
General Bank Segment (2)	**64,355**	**64,367**	**64,987**	**(12)**	**(0.1)**	**(632)**	**(1.0)**
SVB Commercial	48,100	45,367	37,530	2,733	24.2	10,570	28.2
Commercial Finance & Middle Market Banking	32,810	33,144	32,755	(334)	(4.0)	55	0.2
Equipment Finance	5,769	5,814	5,997	(45)	(3.1)	(228)	(3.8)
Commercial Bank Segment (3)	**86,679**	**84,325**	**76,282**	**2,354**	**11.2**	**10,397**	**13.6**
Total Loans	**$ 151,034**	**$ 148,692**	**$ 141,269**	**$ 2,342**	**6.3 %**	**$ 9,765**	**6.9 %**

Increase (decrease) columns as headed above.

Class ($ in billions)



31%
23%
16%
15%
12%
2%
1%
Commercial and industrial ($46.6)
Capital call lines ($34.2)
Residential and revolving mortgage ($24.4)
Commercial real estate ($23.2)
Owner occupied commercial mortgage ($17.9)
Investor dependent ($2.6)
Auto and other consumer ($2.1)

Segment / Business ($ in billions)



29%
7%
6%
32%
22%
4%
General Bank:
Branch Network & Other ($43.8)
Wealth & Private Banking ($11.2)
Mortgage ($9.3)
Commercial Bank: (3)
SVB Commercial ($48.1)
Commercial Finance & Middle Market Banking ($32.8)
Equipment Finance ($5.8)

First Citizens BancShares

Note – Totals may not foot due to rounding.
(1) Percent change is calculated using unrounded numbers and therefore may not recalculate precisely using the displayed rounded amounts. The linked quarter change is annualized.
(2) 1Q26 includes the impact of a transfer of loans to held for sale from the SBA portfolio within Branch Network & Other, reducing period end balances by approximately $364 million.
(3) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

19 $159,935 $163,190 $161,578 $170,842 $173,427 $119,056 $120,438 $120,925 $127,236 $130,952 $40,879 $42,752 $40,653 $43,606 $42,475 Interest-bearing Noninterest-bearing 2Q25 3Q25 4Q25 1Q26 2Q26 Deposits ($ in millions) $157,664 $160,624 $163,191 $165,927 $170,639 $118,582 $120,575 $121,433 $125,203 $129,385 $39,082 $40,049 $41,758 $40,724 $41,254 Interest-bearing Noninterest-bearing Cost of deposits 2Q25 3Q25 4Q25 1Q26 2Q26 $170,842 $3,716 $(1,131) $173,427 1Q26 Interest- bearing Noninterest- bearing 2Q26 $165,927 $4,182 $530 $170,639 1Q26 Interest- bearing Noninterest- bearing 2Q26 2.25% 2.09% 2.04% 2.07%2.27% Period End Deposits Average Deposits Period End Rollforward Average Rollforward $2.6 billion or 1.5% $4.7 billion or 2.8%

20

Deposit Composition

Period End Balances ($ in millions)	2Q26	1Q26	2Q25	Increase (decrease) 2Q26 vs 1Q26 (1) $	%	2Q26 vs 2Q25 (1) $	%
Branch Network & Other	$ 63,479	$ 63,834	$ 61,943	$ (355)	(2.2)%	$ 1,536	2.5 %
Community Association Banking	8,450	8,306	8,008	144	7.0	442	5.5
Wealth & Private Banking	3,789	3,774	3,548	15	1.6	241	6.8
General Bank Segment	**75,718**	**75,914**	**73,499**	**(196)**	**(1.0)**	**2,219**	**3.0**
SVB Commercial	42,529	44,011	37,798	(1,482)	(13.5)	4,731	12.5
Other	3,163	3,182	2,902	(19)	(2.4)	261	9.0
Commercial Bank Segment (2)	**45,692**	**47,193**	**40,700**	**(1,501)**	**(12.8)**	**4,992**	**12.3**
Direct Bank	48,222	45,408	45,111	2,814	24.9	3,111	6.9
Brokered Deposits & Other	3,795	2,327	625	1,468	NM	3,170	NM
Corporate	**52,017**	**47,735**	**45,736**	**4,282**	**36.0**	**6,281**	**13.7**
Total Deposits	**$ 173,427**	**$ 170,842**	**$ 159,935**	**$ 2,585**	**6.1 %**	**$ 13,492**	**8.4 %**

Type ($ in billions)



9%
15%
24%
52%
Money market & savings ($90.0)
Noninterest-bearing demand ($42.5)
Checking with interest ($25.8)
Time deposits ($15.1)

Segment / Business ($ in billions)



2%
28%
37%
2%
24%
2%
5%
General Bank:
Branch Network & Other ($63.5)
Community Association Banking ($8.5)
Wealth & Private Banking ($3.8)
Commercial Bank: (2)
SVB Commercial ($42.5)
Other ($3.2)
Corporate:
Direct Bank ($48.2)
Brokered Deposits & Other ($3.8)

Note – Totals may not foot due to rounding.

(1) Percent change is calculated using unrounded numbers and therefore may not recalculate precisely using the displayed rounded amounts. The linked quarter change is annualized.

(2) Commercial Bank includes a small amount of Rail deposits (less than $50 million in all periods).

21 39 36 43 48 72 80 79 92 75 65 45 39 37 35 36 32 39 41 39 43 46 49 53 56 65 58 40 39 49 48 81 87 90 101 80 71 46 40 56 37 36 38 39 48 44 85 90 86 70 73 144 Deals Under $1B Total Deal Value ($B) 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 US VC investment (1) Total client funds (Avg)Total client funds (EOP) SVB Commercial Funding Trends ($ in billions) $101.7 $106.9 $108.1 $121.8 $122.9 $63.9 $67.0 $69.7 $77.8 $80.4 $37.8 $39.9 $38.4 $44.0 $42.5 Off-balance sheet client funds Deposits 2Q25 3Q25 4Q25 1Q26 2Q26 $97.3 $103.1 $107.7 $113.7 $119.8 $61.8 $65.4 $68.5 $72.4 $77.9 $35.5 $37.7 $39.2 $41.3 $41.9 Off-balance sheet client funds Deposits 2Q25 3Q25 4Q25 1Q26 2Q26 $1.1 billion or 1.0% $6.1 billion or 5.3% (1) US VC investment data is sourced using PitchBook Data, Inc. as of 6/30/2026 and subject to prior period revisions. 269

22 3.19% 3.16% 3.03% 2.93% 2.95% 3.02% 3.00% 2.81% 2.70% 2.73% 2.27% 2.25% 2.09% 2.04% 2.07% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 2Q25 3Q25 4Q25 1Q26 2Q26 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Cost of funds Period End Balances Increase (decrease) 2Q26 1Q26 4Q25 3Q25 2Q25 2Q26 vs 1Q26 2Q26 vs 2Q25 Total deposits $ 173,427 84.3% $ 170,842 83.4% $ 161,578 81.8% $ 163,190 80.8% $ 159,935 80.8% $ 2,585 $ 13,492 Securities sold under customer repurchase agreements 152 0.1 170 0.1 224 0.1 423 0.2 471 0.2 (18) (319) Purchase money note 28,423 13.8 30,905 15.1 33,385 16.9 35,854 17.8 35,841 18.1 (2,482) (7,418) FHLB borrowings — — — — — — — — — — — — Subordinated debt 1,744 0.8 1,764 0.9 1,772 0.9 1,775 0.9 1,182 0.6 (20) 562 Senior unsecured borrowings 1,784 0.9 1,050 0.5 555 0.3 555 0.3 555 0.3 734 1,229 Other borrowings 85 — 73 — 72 — 68 — 63 — 12 22 Total deposits and borrowed funds $ 205,615 100% $ 204,804 100% $ 197,586 100% $ 201,865 100% $ 198,047 100% $ 811 $ 7,568 Funding Mix ($ in millions) Highlights • Prepaid $2.5 billion of the FDIC Purchase Money Note during the quarter bringing total repayments to $7.5 billion through the end of the second quarter. • Successfully completed the issuance of $750 million of fixed-to- floating rate senior bank notes during the quarter. • Given continued deposit growth and the net reduction in total borrowings, funding mix improved and approximately 84% of our total funding is now provided by deposits. • Total cost of deposits and cost of interest-bearing deposits both increased by 3 basis points from the linked quarter. Note – Funding mix percentages may not foot due to rounding.

23 $115 $191 $54 $72 $(10) 2Q25 3Q25 4Q25 1Q26 2Q26 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Provision (benefit) for credit losses $119 $234 $143 $111 $108 0.33% 0.65% 0.39% 0.30% 0.29% NCO $ QTD NCO ratio YTD NCO ratio 2Q25 3Q25 4Q25 1Q26 2Q26 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,672 $1,652 $1,566 $1,558 $1,484 1.18% 1.14% 1.06% 1.05% 0.98% ALLL ALLL ratio 2Q25 3Q25 4Q25 1Q26 2Q26 0.29%0.37% 0.47% 0.45% 0.30% $1,319 $1,406 $1,307 $1,429 $1,446 0.93% 0.97% 0.88% 0.96% 0.96% Nonaccrual loans Nonaccrual loans to total loans 2Q25 3Q25 4Q25 1Q26 2Q26 (1) 3Q25 includes an $82 million individual client charge-off in the Commercial Services business within the Commercial Bank segment. This loss contributed 23 bps to the 3Q25 NCO ratio, 8 bps to the 3Q25 YTD NCO ratio, and impacted the quarterly provision for credit losses by $82 million. (2) The $82 million individual client charge-off in 3Q25 contributed 6 bps to the 2025 YTD NCO ratio. (1) (1) (2)

24

Allowance for loan and lease losses

($ in millions)


1Q26 to 2Q26
$1,558
$(31)
$(18)
$(17)
$(8)
$1,484
1Q26
Specific reserves
Credit quality
Economic scenarios
Portfolio changes
2Q26


ALLL Coverage
3.5x
1.7x
2.7x
3.5x
3.4x
1.3x
1.2x
1.2x
1.1x
1.0x
2Q25
3Q25
4Q25
1Q26
2Q26
ALLL ratio / NCO ratio
ALLL / Nonaccrual loans

Highlights

2Q26 vs 1Q26

- **ALLL decreased $74 million** from the linked quarter.
- The decrease compared to the linked quarter was driven by lower specific reserves, improvements in credit quality including updates to certain models used to estimate the allowance, changes in the macroeconomic scenarios, and growth concentrated in capital call lines which have a significantly lower loss rate relative to our other loan portfolios.
- The ALLL covered annualized net charge-offs **3.4 times**. The ALLL provided **1.0 times** coverage of nonaccrual loans.

First Citizens BancShares

25 Risk-based capital ratios Capital ratio rollforward Tier 1 Leverage ratio Tangible book value per share (1) Capital Risk-Based Capital Tier 1 Leverage Total Tier 1 CET1 March 31, 2026 13.51% 11.79% 10.83% 9.30 % Net income 0.37% 0.37% 0.37% 0.29 % Change in risk-weighted/average assets -0.08% -0.07% -0.06% -0.09 % Share repurchases -0.33% -0.33% -0.33% -0.26 % Tier 2 Instrument call/phase outs -0.01% 0.00% 0.00% 0.00 % Common dividends -0.01% -0.01% -0.01% -0.01 % Preferred dividends -0.02% -0.02% -0.02% -0.01 % Other -0.06% 0.00% -0.01% 0.00 % June 30, 2026 13.37% 11.73% 10.77% 9.22 % Change since March 31, 2026 -0.14% -0.06% -0.06% -0.08% 12.12% 11.65% 11.15% 10.83% 10.77% 12.63% 12.15% 11.91% 11.79% 11.73% 14.25% 14.05% 13.71% 13.51% 13.37% 2Q25 3Q25 4Q25 1Q26 2Q26 $1,674.11 $102.91 ($27.47) ($23.00) ($4.20) $1,722.35 4Q25 Retained earnings AOCI Share repurchases Common dividends 2Q26 Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. 9.62% 9.34% 9.29% 9.30% 9.22% Tier 1 Leverage ratio 2Q25 3Q25 4Q25 1Q26 2Q26 CET1 Tier 1 Total

26 Share Repurchase Plan Update • Since announcing a share repurchase plan in July 2024, we have repurchased 23.69% of Class A common shares and 22.05% of total common shares that were outstanding (1) as of June 30, 2024. • During the third quarter of 2025 we fully utilized the $3.5 billion share repurchase plan announced in July 2024 and subsequently began repurchasing shares under the $4.0 billion share repurchase plan announced in July 2025. • As of June 30, 2026 we had used 67% of the $4.0 billion share repurchase plan announced in July 2025 and had $1.3 billion of remaining repurchase capacity. Highlights Class A Common Shares Outstanding Repurchase Summary (through 7/21/26) Period Shares Average Price Total Cost ($ in millions) 2024 814,641 $ 2,041.35 $ 1,663 2025 1,578,462 1,917.07 3,026 1Q26 449,845 2,000.67 900 2Q26 298,907 2,006.36 600 07/01/26 to 07/21/26 62,636 2,095.26 131 Total 3,204,491 $ 1,972.21 $ 6,320 13,524,550 (814,641) (1,578,462) (811,388) 10,320,059 6/30/2024 Repurchased 2024 Repurchased 2025 Repurchased 2026 YTD 7/21/2026 (1) Total common shares outstanding includes 1,005,185 of Class B common shares outstanding as of June 30, 2024 and July 21, 2026.

Financial Outlook Section III

28

Key Earnings Estimate Assumptions

Metric	2Q26	3Q26 - Projected	FY26 - Projected
Loans and leases - EOP	**$151.0 billion**	$152 billion - $155 billion	$153 billion - $157 billion
Deposits - EOP	**$173.4 billion**	$179 billion - $182 billion	$181 billion - $186 billion
Interest rates		Unchanged in 3Q26	Zero to one 25 bps rate hike in 2026; Fed funds ending between 3.50% - 4.00%
Net interest income	**$1.7 billion**	$1.63 billion - $1.71 billion	$6.60 billion - $6.75 billion
Net charge-off ratio (annualized where applicable)	**29 bps**	30 bps - 40 bps	30 bps - 35 bps
Adjusted noninterest income	**$586 million** (1)	$520 million - $560 million	$2.14 billion - $2.22 billion
Adjusted noninterest expense	**$1.35 billion** (1)	$1.33 billion - $1.37 billion	$5.34 billion - $5.41 billion
Effective tax rate	**24.5%**	24.5% - 25.5%	24.5% - 25.5%

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares' control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

First Citizens BancShares

Changes in the operating environment could introduce select risks to these assumptions. Please see important notices on forward looking statements found on page 3 for additional detail on inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict.

Key Earnings Estimate Assumptions for 3Q26 and FY26 are inclusive of the BMO Bank N.A. branch acquisition expected to close by the end of the third quarter of 2026.

Appendix Section IV

30 Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. Segment Reclassifications During the fourth quarter of 2025, BancShares changed the composition of the Commercial Bank segment to include SVB Commercial, which was previously a separate segment, and prior period segment financial information in this investor presentation was recast accordingly. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Class Reclassifications During the fourth quarter of 2025, we updated our loan classes as summarized below (“4Q25 Loan Class Changes”): • Commercial real estate is a separate loan class. Prior to the 4Q25 Loan Class Changes, commercial real estate loans were primarily included in the non-owner occupied commercial mortgage and commercial construction loan classes. Additionally, commercial and industrial loans for the purpose of acquiring, constructing or developing real estate were previously included in the commercial and industrial loan class, and residential construction loans were previously included in the residential mortgage loan class. • Capital call lines is a separate loan class. Prior to the 4Q25 Loan Class Changes, global fund banking (which included capital call lines and certain other commercial and industrial loans in the Global Fund Banking line of business) was a separate loan class. • Commercial and industrial remained a separate loan class, but the composition was updated to: (i) include certain other commercial and industrial loans that were previously included in the global fund banking loan class prior to the 4Q25 Loan Class Changes, (ii) include leases, which was previously a separate loan class, and (iii) exclude commercial real estate loans that were previously included in the commercial and industrial loan class. • Residential mortgage loans remained a separate loan class, but the composition was updated to exclude residential construction loans which are included in the commercial real estate loan class after the 4Q25 Loan Class Changes. Loan and lease disclosures for all periods presented in this investor presentation were recast to reflect the 4Q25 Loan Class Changes. The segment information in this investor presentation was not recast as a result of the 4Q25 Loan Class Changes because the composition of reportable segments is separate and distinct from the identification of loan classes. Reclassifications

31 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CET1 – Common Equity Tier 1 Risk-based Capital EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFS – Fed Funds Sold FHLB – Federal Home Loan Bank GAAP – United States Generally Accepted Accounting Principles HQLS – High-Quality Liquid Securities HTM – Held to Maturity IBD – Interest-Bearing Deposits LP – Limited Partner NCO – Net Charge-Off NDFI – Non-Depository Financial Institution NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful PAA – Purchase Accounting Accretion or Amortization PE – Private Equity PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Average Assets ROE – Return on Average Common Stockholders’ Equity ROTCE – Return on Average Tangible Common Stockholders’ Equity SBA – Small Business Administration VC – Venture Capital YTD – Year-to-date

32

BancShares Balance Sheets (unaudited)

($ in millions)

	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
ASSETS					
Cash and due from banks	$ 1,519	$ 1,080	$ 801	$ 874	$ 889
Interest-earning deposits at banks	21,132	23,189	19,801	24,798	26,184
Securities purchased under agreements to resell	737	223	232	83	300
Investment in marketable equity securities	156	130	127	110	97
Investment securities available for sale	33,983	33,314	31,790	34,963	33,060
Investment securities held to maturity	9,418	9,542	9,647	10,051	10,189
Assets held for sale	93	1,122	804	112	125
Loans and leases	151,034	148,692	147,930	144,758	141,269
Allowance for loan and lease losses	(1,484)	(1,558)	(1,566)	(1,652)	(1,672)
Loans and leases, net of allowance for loan and lease losses	**149,550**	**147,134**	**146,364**	**143,106**	**139,597**
Operating lease equipment, net	9,755	9,685	9,621	9,446	9,466
Premises and equipment, net	2,523	2,499	2,447	2,283	2,115
Goodwill	346	346	346	346	346
Other intangible assets, net	171	182	195	208	221
Other assets	7,459	7,513	7,523	7,108	7,064
Total assets	**$ 236,842**	**$ 235,959**	**$ 229,698**	**$ 233,488**	**$ 229,653**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 42,475	$ 43,606	$ 40,653	$ 42,752	$ 40,879
Interest-bearing	130,952	127,236	120,925	120,438	119,056
Total deposits	**173,427**	**170,842**	**161,578**	**163,190**	**159,935**
Credit balances of factoring clients	1,339	1,284	1,148	1,326	1,077
Short-term borrowings	152	170	224	423	471
Long-term borrowings	32,036	33,792	35,784	38,252	37,641
Total borrowings	32,188	33,962	36,008	38,675	38,112
Other liabilities	7,988	7,823	8,726	8,311	8,233
Total liabilities	**214,942**	**213,911**	**207,460**	**211,502**	**207,357**
STOCKHOLDERS' EQUITY					
Preferred stock	1,765	1,765	1,375	881	881
Common stock	11	12	12	13	13
Additional paid in capital	—	—	—	270	1,179
Retained earnings	20,354	20,343	20,768	20,866	20,337
Accumulated other comprehensive loss	(230)	(72)	83	(44)	(114)
Total stockholders' equity	**21,900**	**22,048**	**22,238**	**21,986**	**22,296**
Total liabilities and stockholders' equity	**$ 236,842**	**$ 235,959**	**$ 229,698**	**$ 233,488**	**$ 229,653**

First Citizens BancShares

33

BancShares Income Statements (unaudited)

($ in millions)

	2Q26	1Q26	4Q25	3Q25	2Q25
INTEREST INCOME					
Loans and leases	$ 2,253	$ 2,206	$ 2,290	$ 2,300	$ 2,270
Investment securities	401	384	424	433	419
Deposits at banks	197	196	226	265	256
Total interest income	**2,851**	**2,786**	**2,940**	**2,998**	**2,945**
INTEREST EXPENSE					
Deposits	881	833	861	911	894
Borrowings	314	332	357	353	356
Total interest expense	1,195	1,165	1,218	1,264	1,250
Net interest income	**1,656**	**1,621**	**1,722**	**1,734**	**1,695**
(Benefit) provision for credit losses	(10)	72	54	191	115
Net interest income after provision for credit losses	**1,666**	**1,549**	**1,668**	**1,543**	**1,580**
NONINTEREST INCOME					
Rental income on operating lease equipment	280	281	281	273	272
Lending-related fees	73	69	64	67	69
Deposit fees and service charges	74	70	63	61	59
Client investment fees	59	53	54	58	52
Wealth management services	62	59	61	57	55
International fees	36	35	37	34	33
Factoring commissions	18	17	20	18	18
Cardholder services, net	38	38	37	39	41
Merchant services, net	13	13	13	12	13
Insurance commissions	13	13	12	13	14
Realized gain (loss) on sale of investment securities, net	—	—	3	—	—
Fair value adjustment on marketable equity securities, net	15	3	12	13	2
Gain on sale of leasing equipment, net	14	11	14	3	8
Loss on extinguishment of debt	(7)	(8)	(9)	—	—
Other noninterest income	88	38	53	51	42
Total noninterest income	**776**	**692**	**715**	**699**	**678**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	101	101	102	98	100
Maintenance and other operating lease expenses	67	65	64	67	55
Personnel cost	844	869	849	817	810
Net occupancy expense	59	60	61	58	61
Equipment expense	141	136	151	137	131
Professional fees	26	24	34	26	30
Third-party processing fees	100	93	75	67	63
FDIC insurance expense	39	38	27	38	38
Marketing expense	45	30	45	33	32
Acquisition-related expenses	8	5	33	28	38
Intangible asset amortization	11	13	13	13	13
Other noninterest expense	110	102	118	109	129
Total noninterest expense	**1,551**	**1,536**	**1,572**	**1,491**	**1,500**
Income before income taxes	**891**	**705**	**811**	**751**	**758**
Income tax expense	219	171	231	183	183
Net income	**$ 672**	**$ 534**	**$ 580**	**$ 568**	**$ 575**
Preferred stock dividends	**$ 32**	**$ 26**	**$ 14**	**$ 14**	**$ 14**
Net income available to common stockholders	**$ 640**	**$ 508**	**$ 566**	**$ 554**	**$ 561**

First Citizens BancShares

34

High Quality and Diversified NDFI Portfolio

($ in millions)


Total Loans
$151,034
C&I
$41,427
$59,878
$49,729
2Q26
NDFI
Other C&I
All other
NDFI Composition
$1,453
$2,689
$3,082
$34,203
2Q26
Other
Net asset value loans
Private credit
Capital call lines

NDFI Portfolio Characteristics

- Portfolio is diversified, well-collateralized and supported by structural protections
- ~ 83% of balance is in low risk capital call lines
- ~ 7% of balance to traditional private credit
- ~ 85% of private credit balances are to closed end and/or publicly traded funds with lower redemption risk

Other

Other includes loans to insurance companies, payment processors, equipment leasing, etc.

Net asset value loans

Loans to funds collateralized by the PE funds' direct equity investments.

Private credit

Includes two primary portfolios:

- **Specialty finance and leveraged fund lines:** Lines of credit provided to credit funds primarily secured by portfolios of first lien loans at conservative advance rates.
- **Warehouse lines:** Lines of credit secured by large pools of accounts receivable and loans.

Capital call lines

Short-term commitments to funds where the primary source of repayment is the unfunded capital commitments of the underlying LPs.

First Citizens BancShares

Note – For purposes of this analysis, C&I loans are inclusive of four loans classes including Commercial and industrial, Capital call lines, Owner occupied commercial mortgage and Investor dependent.

35 Average Deposit Account Size and Insured by Segment ($ in billions, except average account size, period end balances) Total deposits Average size Insured % General Bank $ 75.7 $ 37,511 64 % Commercial Bank 45.7 599,861 31 Corporate 52.0 63,307 88 Total $ 173.4 $ 59,466 62 % Note – Commercial Bank includes a small amount of Rail deposits.Totals may not foot due to rounding.

36 (1) 2Q26 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 13,320 31% 3.93% 1.3 Government agency 33 — 2.76 0.3 Residential mortgage-backed securities 17,500 40 4.26 3.1 Commercial mortgage-backed securities 2,972 7 4.06 2.1 Corporate bonds 128 — 7.77 0.7 Municipal bonds 12 — 4.65 16.8 Other investments 18 — 7.46 4.8 Total AFS portfolio $ 33,983 78% 4.13% 2.3 HTM portfolio U.S. Treasury $ 390 1% 1.44% 1.3 Government agency 1,190 3 1.61 1.8 Residential mortgage-backed securities 4,311 10 2.68 5.3 Commercial mortgage-backed securities 3,279 8 2.22 3.2 Other investments 248 — 1.64 3.4 Total HTM portfolio $ 9,418 22% 2.31% 3.9 Grand total $ 43,401 100% 3.73% 2.6 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

37

General Bank Segment

($ in millions)

Earnings Summary	2Q26	1Q26	4Q25	3Q25	2Q25	Increase (decrease) 2Q26 vs 1Q26 $	2Q26 vs 1Q26 %	2Q26 vs 2Q25 $	2Q26 vs 2Q25 %
Net interest income	$ 819	$ 813	$ 841	$ 846	$ 824	$ 6	0.8 %	$ (5)	(0.7)%
Total noninterest income	187	172	170	166	164	15	8.5	23	13.9
Total revenue	**1,006**	**985**	**1,011**	**1,012**	**988**	**21**	**2.1**	**18**	**1.7**
Total noninterest expense	601	600	604	582	580	1	0.1	21	3.4
Pre-provision net revenue [(1)]	**405**	**385**	**407**	**430**	**408**	**20**	**5.3**	**(3)**	**(0.6)**
Provision for credit losses	54	17	17	1	13	37	NM	41	NM
Income before income taxes	351	368	390	429	395	(17)	(4.6)	(44)	(11.2)
Income tax expense	85	90	82	109	101	(5)	(5.6)	(16)	(16.0)
Net income	**$ 266**	**$ 278**	**$ 308**	**$ 320**	**$ 294**	**$ (12)**	**(4.2)%**	**$ (28)**	**(9.6)%**
Period end Balances [(2)]									
Loans and leases	$ 64,355	$ 64,367	$ 64,958	$ 65,225	$ 64,987	$ (12)	(0.1)%	$ (632)	(1.0)%
Deposits	75,718	75,914	74,796	74,596	73,499	(196)	(1.0)	2,219	3.0
Other Key Metrics									
Number of branches	520	519	521	520	526	1	0.2 %	(6)	(1.1)%
Wealth management assets under management ($B)	$ 62.0	$ 59.7	$ 61.2	$ 59.9	$ 57.1	$ 2.3	3.9	$ 4.9	8.6
Card volume	4,850	4,475	4,713	4,621	4,629	375	8.4	221	4.8
Merchant volume	1,898	1,786	1,799	1,827	1,882	112	6.3	16	0.9

First Citizens BancShares

Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) The linked quarter percent change is annualized.

38

Commercial Bank Segment

($ in millions)

Earnings Summary	2Q26	1Q26	4Q25	3Q25	2Q25	Increase (decrease) 2Q26 vs 1Q26 $	%	2Q26 vs 2Q25 $	%
Net interest income	$ 805	$ 802	$ 834	$ 796	$ 789	$ 3	0.5 %	$ 16	2.0 %
Rental income on operating lease equipment	54	55	55	54	54	(1)	(2.6)	—	—
Less: depreciation on operating lease equipment	43	43	44	43	44	—	—	(1)	(3.1)
Adjusted rental income on operating lease equipment [(1)]	11	12	11	11	10	(1)	(8.3)	1	10.0
All other noninterest income	270	230	241	236	228	40	17.5	42	18.6
Noninterest income, net [(1)]	281	242	252	247	238	39	16.1	43	18.1
Revenue	**1,086**	**1,044**	**1,086**	**1,043**	**1,027**	**42**	**4.0**	**59**	**5.7**
Noninterest expense, net [(1)]	586	603	612	596	605	(17)	(2.8)	(19)	(3.1)
Pre-provision net revenue [(1)]	**500**	**441**	**474**	**447**	**422**	**59**	**13.6**	**78**	**18.5**
(Benefit) provision for credit losses	(64)	55	37	190	102	(119)	NM	(166)	NM
Income before income taxes	564	386	437	257	320	178	46.4	244	76.3
Income tax expense	136	95	102	64	82	41	44.4	54	66.5
Net income	**$ 428**	**$ 291**	**$ 335**	**$ 193**	**$ 238**	**$ 137**	**47.1 %**	**$ 190**	**79.6 %**
Period end Balances [(2)]									
Loans and leases	$ 86,635	$ 84,263	$ 82,910	$ 79,470	$ 76,220	$ 2,372	11.3 %	$ 10,415	13.7 %
Operating lease equipment, net	723	717	739	737	750	6	3.2	(27)	(3.6)
Deposits	45,690	47,191	41,532	42,869	40,697	(1,501)	(12.8)	4,993	12.3
Off-balance sheet client funds	80,606	77,777	69,681	67,035	63,879	2,829	14.6	16,727	26.2
Other Key Metrics									
Factoring volume	$ 5,878	$ 5,787	$ 6,547	$ 6,315	$ 5,481	$ 91	1.6 %	$ 397	7.2 %

Note – Commercial segment results do not include the accretion impact of SVB loans or the impact of overnight investments and debt that was added at the acquisition date (the aforementioned items are contained within Corporate). During 4Q25, the Commercial Bank segment was updated to include SVB Commercial, which was previously a separate segment, and prior period segment financial information was recast accordingly.
Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) The linked quarter percent change is annualized.

First Citizens BancShares

39

Rail Segment

($ in millions)

						Increase (decrease)			
						2Q26 vs 1Q26		2Q26 vs 2Q25	
Earnings Summary	2Q26	1Q26	4Q25	3Q25	2Q25	$	%	$	%
Net interest expense	$ 59	$ 58	$ 53	$ 55	$ 53	$ 1	2.1 %	$ 6	10.0 %
Rental income on operating lease equipment	226	226	226	219	218	—	—	8	4.1
Less: depreciation on operating lease equipment	58	58	58	55	56	—	—	2	5.6
Less: maintenance and other operating lease expenses	67	65	64	67	55	2	3.4	12	20.5
Adjusted rental income on operating lease equipment [1]	101	103	104	97	107	(2)	(1.9)	(6)	(5.6)
All other noninterest income	7	9	9	2	3	(2)	(28.0)	4	96.0
Noninterest income, net [1]	108	112	113	99	110	(4)	(3.6)	(2)	(1.8)
Revenue	**49**	**54**	**60**	**44**	**57**	**(5)**	**(9.3)**	**(8)**	**(14.0)**
Noninterest expense, net [1]	24	25	22	22	32	(1)	(4.0)	(8)	(25.0)
Pre-provision net revenue [1]	**25**	**29**	**38**	**22**	**25**	**(4)**	**(15.7)**	**—**	**—**
Provision for credit losses	—	—	—	—	—	—	—	—	—
Income before income taxes	25	29	38	22	25	(4)	(15.4)	—	—
Income tax expense	6	7	9	5	6	(1)	(16.6)	—	—
Net income	**$ 19**	**$ 22**	**$ 29**	**$ 17**	**$ 19**	**$ (3)**	**(15.1)%**	**$ —**	**—**
Period end Balances [2]									
Operating lease equipment, net	$ 9,032	$ 8,968	$ 8,882	$ 8,709	$ 8,716	$ 64	2.9 %	$ 316	3.6 %
Other Key Metrics									
Railcars and locomotives [3]	129,300	128,600	128,400	127,600	127,300	700	0.5 %	2,000	1.6 %
Utilization	96.7 %	96.2 %	96.2 %	96.8 %	96.9 %	NM	0.5	NM	(0.2)
Renewal rate to previous rate	115	118	117	118	132	NM	(3.0)	NM	(17.0)

Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) The linked quarter percent change is annualized.
(3) Railcars and locomotives number is rounded.

40 Corporate ($ in millions) Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) The linked quarter percent change is annualized. Increase (decrease) 2Q26 vs 1Q26 2Q26 vs 2Q25 Earnings Summary 2Q26 1Q26 4Q25 3Q25 2Q25 $ % $ % Net interest income $ 91 $ 64 $ 100 $ 147 $ 135 $ 27 40.7% $ (44) (32.7) % Total noninterest income 32 — 14 22 11 32 NM 21 NM Total revenue 123 64 114 169 146 59 89.9 (23) (15.3) Total noninterest expense 172 142 168 126 128 30 20.6 44 34.9 Pre-provision net revenue (1) (49) (78) (54) 43 18 29 36.8 (67) NM Provision for credit losses — — — — — — — — — (Loss) Income before income taxes (49) (78) (54) 43 18 29 36.9 (67) NM Income tax (benefit) expense (8) (21) 38 5 (6) 13 56.8 (2) (31.9) Net (loss) income $ (41) $ (57) $ (92) $ 38 $ 24 $ 16 29.9% $ (65) NM Period end Balance Sheet (2) Investment securities $ 43,539 $ 42,986 $ 41,564 $ 45,124 $ 43,346 $ 553 5.2% $ 193 0.5 % Direct Bank deposits 48,222 45,408 44,802 45,146 45,111 2,814 24.9 3,111 6.9 Brokered deposits 3,325 1,831 — 134 154 1,494 NM 3,171 NM

41 June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 Loans and leases (including off-balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (1,300) $ (1,351) $ (1,411) $ (1,483) $ (1,561) Other 5 3 1 1 3 Accretion 55 48 59 71 75 Ending balance $ (1,240) $ (1,300) $ (1,351) $ (1,411) $ (1,483) Core deposits and other intangibles Beginning balance $ 182 $ 195 $ 208 $ 221 $ 234 Amortization (11) (13) (13) (13) (13) Ending balance $ 171 $ 182 $ 195 $ 208 $ 221 Borrowings (2) Beginning balance - unamortized fair value mark $ 61 $ 78 $ 97 $ 107 $ 116 Amortization (7) (9) (10) (10) (9) Loss on extinguishment of debt (7) (8) (9) — — Ending balance $ 47 $ 61 $ 78 $ 97 $ 107 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

Non-GAAP Reconciliations Section V

43

Notable Items (1)

($ in millions, except per share data)

	2Q26	1Q26	4Q25	3Q25	2Q25
Rental income on operating lease equipment (2)	$ (168)	$ (166)	$ (166)	$ (165)	$ (155)
Realized gain on sale of investment securities, net	—	—	(3)	—	—
Fair value adjustment on marketable equity securities, net	(15)	(3)	(12)	(13)	(2)
Gain on sale of leasing equipment, net	(14)	(11)	(14)	(3)	(8)
Loss on extinguishment of debt	7	8	9	—	—
Other noninterest income	—	—	—	—	—
Impact of notable items on adjusted noninterest income	**$ (190)**	**$ (172)**	**$ (186)**	**$ (181)**	**$ (165)**
Depreciation on operating lease equipment (2)	$ (101)	$ (101)	$ (102)	$ (98)	$ (100)
Maintenance and other operating lease expenses (2)	(67)	(65)	(64)	(67)	(55)
Personnel cost (3)	(8)	(12)	—	(6)	—
Professional fees (4)	(5)	(6)	—	—	—
FDIC insurance special assessment	—	—	12	—	—
Acquisition-related expenses	(8)	(5)	(33)	(28)	(38)
Intangible asset amortization	(11)	(13)	(13)	(13)	(13)
Other noninterest expense (5)	(5)	(4)	(4)	—	(15)
Impact of notable items on adjusted noninterest expense	**$ (205)**	**$ (206)**	**$ (204)**	**$ (212)**	**$ (221)**
Impact of notable items on adjusted pre-tax income	**$ 15**	**$ 34**	**$ 18**	**$ 31**	**$ 56**
Income tax impact (6)	(4)	8	(50)	12	24
Impact of notable items on adjusted net income	**$ 19**	**$ 26**	**$ 68**	**$ 19**	**$ 32**
Impact of notable items on adjusted diluted EPS	**$ 1.57**	**$ 2.23**	**$ 5.46**	**$ 1.54**	**$ 2.42**

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze BancShares' performance. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.
(2) Depreciation and maintenance and other operating lease expenses are deducted from rental income on operating lease equipment to calculate adjusted rental income on operating lease equipment (non-GAAP). There is no net impact to earnings for this non-GAAP item because adjusted noninterest income and expense are reduced by the same amount. Management believes adjusted rental income on operating lease equipment (non-GAAP) is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.
(3) Personnel cost in 2Q26 and 1Q26 includes severance and retention costs in connection with business optimization; 3Q25 includes impairment of internal use software under development.
(4) Professional fees include costs for risk transformation and strategic enhancements to technology in 2Q26 and 1Q26.
(5) Other noninterest expense includes certain litigation expenses in 2Q26 and 1Q26, a write-off of other assets in 1Q26, a technology fee in 4Q25, and an accrual resulting from a vendor dispute and an increase in litigation reserve in 2Q25.
(6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

First Citizens BancShares

44

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			2Q26	1Q26	4Q25	3Q25	2Q25
Net income and EPS							
Net income (GAAP)	a	$	672	534	580	568	575
Preferred stock dividends			32	26	14	14	14
Net income available to common stockholders (GAAP)	b		640	508	566	554	561
Total notable items, after income tax	c		19	26	68	19	32
Adjusted net income (non-GAAP)	d = (a+c)		691	560	648	587	607
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	659	534	634	573	593
Weighted average common shares outstanding							
Basic	f		11,535,792	11,924,899	12,363,028	12,849,339	13,237,226
Diluted	g		11,535,792	11,924,899	12,363,028	12,849,339	13,237,226
EPS (GAAP)							
Basic	b/f	$	55.52	42.63	45.81	43.08	42.36
Diluted	b/g		55.52	42.63	45.81	43.08	42.36
Adjusted EPS (non-GAAP)							
Basic	e/f	$	57.09	44.86	51.27	44.62	44.78
Diluted	e/g		57.09	44.86	51.27	44.62	44.78
Noninterest income and expense							
Noninterest income (GAAP)	h	$	776	692	715	699	678
Impact of notable items, before income tax			(190)	(172)	(186)	(181)	(165)
Adjusted noninterest income (non-GAAP)	i	$	586	520	529	518	513
Noninterest expense (GAAP)	j	$	1,551	1,536	1,572	1,491	1,500
Impact of notable items, before income tax			(205)	(206)	(204)	(212)	(221)
Adjusted noninterest expense (non-GAAP)	k	$	1,346	1,330	1,368	1,279	1,279

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

45 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q26 1Q26 4Q25 3Q25 2Q25 PPNR Net income (GAAP) a $ 672 534 580 568 575 Plus: (benefit) provision for credit losses (10) 72 54 191 115 Plus: income tax expense 219 171 231 183 183 PPNR (non-GAAP) l $ 881 777 865 942 873 Impact of notable items 15 34 18 31 56 Adjusted PPNR (non-GAAP) m $ 896 811 883 973 929 ROA Net income (GAAP) a $ 672 534 580 568 575 Annualized net income n = a annualized 2,699 2,164 2,303 2,254 2,307 Adjusted net income (non-GAAP) d 691 560 648 587 607 Annualized adjusted net income p = d annualized 2,771 2,272 2,571 2,332 2,435 Average assets o 235,200 233,181 233,432 230,529 227,552 ROA n/o 1.15% 0.93% 0.99% 0.98% 1.01 % Adjusted ROA (non-GAAP) p/o 1.18 0.97 1.10 1.01 1.07 PPNR ROA PPNR (non-GAAP) l $ 881 777 865 942 873 Annualized PPNR q = l annualized 3,536 3,152 3,430 3,738 3,501 Adjusted PPNR (non-GAAP) m 896 811 883 973 929 Annualized adjusted PPNR r = m annualized 3,595 3,288 3,504 3,860 3,728 PPNR ROA (non-GAAP) q/o 1.50% 1.35% 1.47% 1.62% 1.54 % Adjusted PPNR ROA (non-GAAP) r/o 1.53 1.41 1.50 1.67 1.64 Note: Certain items above do not precisely recalculate as presented due to rounding.

46 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q26 1Q26 4Q25 3Q25 2Q25 ROE and ROTCE Annualized net income available to common stockholders s = b annualized $ 2,569 2,062 2,247 2,196 2,249 Annualized adjusted net income available to common stockholders t = e annualized $ 2,642 2,170 2,515 2,275 2,377 Average stockholders' equity (GAAP) $ 22,180 22,487 22,197 22,291 22,488 Less: average preferred stock 1,765 1,613 1,117 881 881 Average common stockholders' equity u $ 20,415 20,874 21,080 21,410 21,607 Less: average goodwill 346 346 346 346 346 Less: average other intangible assets 179 191 204 216 229 Average tangible common equity (non-GAAP) v $ 19,890 20,337 20,530 20,848 21,032 ROE s/u 12.58% 9.88% 10.66% 10.26% 10.41 % Adjusted ROE (non-GAAP) t/u 12.94 10.39 11.93 10.62 11.00 ROTCE (non-GAAP) s/v 12.92 10.14 10.94 10.53 10.69 Adjusted ROTCE (non-GAAP) t/v 13.28 10.67 12.25 10.91 11.30 Tangible common equity to tangible assets Stockholders' equity (GAAP) w $ 21,900 22,048 22,238 21,986 22,296 Less: preferred stock 1,765 1,765 1,375 881 881 Common equity x $ 20,135 20,283 20,863 21,105 21,415 Less: goodwill y 346 346 346 346 346 Less: other intangible assets z 171 182 195 208 221 Tangible common equity (non-GAAP) aa $ 19,618 19,755 20,322 20,551 20,848 Total assets (GAAP) bb $ 236,842 235,959 229,698 233,488 229,653 Tangible assets (non-GAAP) cc = bb - (y + z) 236,325 235,431 229,157 232,934 229,086 Total equity to total assets (GAAP) w/bb 9.25% 9.34% 9.68% 9.42% 9.71 % Tangible common equity to tangible assets (non-GAAP) aa/cc 8.30 8.39 8.87 8.82 9.10 Note: Certain items above do not precisely recalculate as presented due to rounding.

47

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			2Q26	1Q26	4Q25	3Q25	2Q25
Book value and tangible book value per common share							
Common shares outstanding at period end	dd		11,390,407	11,689,314	12,139,159	12,618,629	13,075,979
Book value per share	x/dd	$	1,767.79	1,735.18	1,718.71	1,672.54	1,637.72
Tangible book value per common share (non-GAAP)	aa/dd		1,722.35	1,689.96	1,674.11	1,628.64	1,594.38
Efficiency ratio							
Net interest income	ee	$	1,656	1,621	1,722	1,734	1,695
Efficiency ratio (GAAP)	j / (h + ee)		63.75 %	66.41 %	64.53 %	61.27 %	63.22 %
Adjusted efficiency ratio (non-GAAP)	k / (i + ee)		60.05	62.13	60.79	56.78	57.92
Rental income on operating lease equipment							
Rental income on operating lease equipment (GAAP)		$	280	281	281	273	272
Less: depreciation on operating lease equipment			101	101	102	98	100
Less: maintenance and other operating lease expenses			67	65	64	67	55
Adjusted rental income on operating lease equipment (non-GAAP)		$	112	115	115	108	117
Rental income on operating lease equipment: Commercial Bank Segment							
Rental income on operating lease equipment (GAAP)		$	54	55	55	54	54
Less: depreciation on operating lease equipment			43	43	44	43	44
Less: maintenance and other operating lease expenses			—	—	—	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	11	12	11	11	10
Rental income on operating lease equipment: Rail Segment							
Rental income on operating lease equipment (GAAP)		$	226	226	226	219	218
Less: depreciation on operating lease equipment			58	58	58	55	56
Less: maintenance and other operating lease expenses			67	65	64	67	55
Adjusted rental income on operating lease equipment (non-GAAP)		$	101	103	104	97	107

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

48 Non-GAAP Reconciliations ($ in millions, except share and per share data) Non-GAAP Reconciliations 2Q26 1Q26 4Q25 3Q25 2Q25 Noninterest Income and Noninterest Expense: Commercial Bank Segment Noninterest income (GAAP) $ 324 285 296 290 282 Less: depreciation on operating lease equipment 43 43 44 43 44 Noninterest income, net (non-GAAP) $ 281 242 252 247 238 Noninterest expense (GAAP) $ 629 646 656 639 649 Less: depreciation on operating lease equipment 43 43 44 43 44 Noninterest expense, net (non-GAAP) $ 586 603 612 596 605 Noninterest Income and Noninterest Expense: Rail Segment Noninterest income (GAAP) $ 233 235 235 221 221 Less: depreciation on operating lease equipment 58 58 58 55 56 Less: maintenance and other operating lease expenses 67 65 64 67 55 Noninterest income, net (non-GAAP) $ 108 112 113 99 110 Noninterest expense (GAAP) $ 149 148 144 144 143 Less: depreciation on operating lease equipment 58 58 58 55 56 Less: maintenance and other operating lease expenses 67 65 64 67 55 Noninterest expense, net (non-GAAP) $ 24 25 22 22 32 Note: Certain items above do not precisely recalculate as presented due to rounding.

49 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q26 1Q26 4Q25 3Q25 2Q25 PPNR: General Bank Segment Segment net income (GAAP) $ 266 278 308 320 294 Plus: provision for credit losses 54 17 17 1 13 Plus: income tax expense 85 90 82 109 101 PPNR (non-GAAP) $ 405 385 407 430 408 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 428 291 335 193 238 Plus: (benefit) provision for credit losses (64) 55 37 190 102 Plus: income tax expense 136 95 102 64 82 PPNR (non-GAAP) $ 500 441 474 447 422 PPNR: Rail Segment Segment net income (GAAP) $ 19 22 29 17 19 Plus: provision for credit losses — — — — — Plus: income tax expense 6 7 9 5 6 PPNR (non-GAAP) $ 25 29 38 22 25 PPNR: Corporate Net income (GAAP) $ (41) (57) (92) 38 24 Plus: income tax expense (benefit) (8) (21) 38 5 (6) PPNR (non-GAAP) $ (49) (78) (54) 43 18

50 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q26 1Q26 4Q25 3Q25 2Q25 Net interest income & Net interest margin Net interest income (GAAP) ee $ 1,656 1,621 1,722 1,734 1,695 Loan PAA ff 55 48 59 71 75 Other PAA gg (7) (9) (10) (10) (9) PAA hh = (ff + gg) $ 48 39 49 61 66 Net interest income, excluding PAA (non-GAAP) ii = (ee - hh) $ 1,608 1,582 1,673 1,673 1,629 Annualized net interest income jj = ee annualized $ 6,642 6,575 6,834 6,878 6,800 Annualized net interest income, excluding PAA kk = ii annualized 6,451 6,416 6,640 6,637 6,533 Average interest-earning assets ll 213,990 212,552 213,294 211,042 208,175 NIM (GAAP) jj/ll 3.10% 3.09% 3.20% 3.26% 3.26 % NIM, excluding PAA (non-GAAP) kk/ll 3.01 3.01 3.11 3.15 3.14 Interest income on loans (GAAP) $ 2,253 2,206 2,290 2,300 2,270 Less: loan PAA ff 55 48 59 71 75 Interest income on loans, excluding loan PAA (non-GAAP) $ 2,198 2,158 2,231 2,229 2,195 Note: Certain items above do not precisely recalculate as presented due to rounding.